Consent of Independent Public Accountants


We consent to the incorporation by reference in Registration Statement No. 33-8506 on Form S-8 effective September 25, 1986; in Registration
Statement No. 33-25931 on Form S-8 effective
December 28, 1988; in Registration Statement No. 33-
6880 on Form S-8 as amended by Post-Effective
Amendment No. 1 effective December 22, 1989; in
Registration Statement No. 33-32783 on Form S-8 effective January 11, 1990; in Registration
Statement No. 2-72249 on Form S-3 as amended by Post-
Effective Amendment No. 3 to Form S-16 effective
January 17, 1990; in PostEffective Amendment No. 2
to Registration Statement No. 33-6880 on Form S-8 effective April 9, 1990; in Registration Statement
No. 33-32783 on Form S-8 as amended by Post-
Effective Amendment
No. 1 effective April 9, 1990; in Registration
Statement No. 33-47680 on Form S-8 effective May 5,
1992 in Registration Statement No. 2-72249 on Form S-
3 as amended by Post-Effective Amendment No. 4 to
Form S-16 effective April 7, 1994; in Registration
Statement No. 33-29493 on Form S-8 as amended by
Post-Effective Amendment No. 2 effective September
27, 1994; in Registration Statement No. 33-62671 on
Form S-8 effective September 15, 1995; in
Registration Statement No. 33-62669 on Form S-8 effective September 15, 1995; and in Registration
Statement No. 333-26197 on Form S-8 effective April
30, 1997 by Irwin Financial Corporation of our report, dated January 21, 1999, on our audits of the consolidated financial statements of Irwin Financial
Corporation as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
March 26, 1999